Exhibit 99.d(i)(b)

Form of Amended Schedule 1 to Amended and Restated

Investment Advisory Agreement

RS Select Growth Fund	1.00%
RS Emerging Growth Fund (previously, RS Diversified Growth Fund)	0.95%
RS Global Natural Resources Fund	1.00%
RS Internet Age Fund®	1.00%
RS MidCap Opportunities Fund	0.85%
RS Smaller Company Growth Fund	1.00%
The Information Age Fund®	1.00%
RS Value Fund	0.85%
RS Partners Fund	1.00%
RS Growth Fund	0.80%
RS Investors Fund	1.00%
RS Core Equity Fund	0.50%
RS Large Cap Value Fund	0.83%
RS Small Cap Core Equity Fund	0.75%
RS Asset Allocation Fund	0.65%*
RS S&P 500 Index Fund	0.25%
RS International Growth Fund	0.80%
RS Emerging Markets Fund	1.00%
RS Investment Quality Bond Fund	0.50%
RS Low Duration Bond Fund	0.45%
RS High Yield Bond Fund	0.60%
RS Tax-Exempt Fund	0.50%
RS Money Market Fund (previously, RS Cash Management Fund)	0.50% on assets up to $500,000,000; 0.45% on assets in excess of $500,000,000
RS Equity Dividend Fund	0.60%

*Assessed only with respect to the portion of the Fund invested directly in securities.